EXHIBIT 99.1


                            [NAC RE Corp. Letterhead]


NAC RE Corporation                                           One Greenwich Plaza
                                                                   P.O. Box 2568
                                                       Greenwich, CT  06836-2568
                                                                  (203) 622-5200
                                                                FAX:  2036221494

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PRESS RELEASE
NYSE SYMBOL, NRC


                                                  CONTACT:

                                                  Richard H. Miller
                                                  (203) 622-5535


             NAC RE CORP. ANNOUNCES REDEMPTION OF 5 1/4% CONVERTIBLE
                  SUBORDINATED DEBENTURES DUE DECEMBER 15, 2002


Greenwich, CT. - May 21, 1999 - NAC Re Corp. (NYSE: NRC) announced today that it has elected to redeem, on June 11, 1999 (the "Redemption Date"), all of the outstanding 5 1/4% Convertible Subordinated Debentures due December 15, 2002 (the "Debentures"). Pursuant to the terms of the indenture governing the Debentures (the "Indenture") and the Debentures, Debentureholders have the right to convert their Debentures into shares of NAC Re common stock at a price of $49.50 per share. In the event that all Debentures are converted, approximately two million shares of NAC Re common stock would be issued. There are currently 16,548,450 shares of NAC Re common stock outstanding.

The trustee, conversion agent and paying agent is State Street Bank and Trust Company, 225 Asylum Street, 23rd Floor, Hartford, CT 06103, Attention: Elizabeth
C. Hammer, Vice President.

     NAC RE CORP. IS THE PARENT COMPANY OF NAC REINSURANCE CORPORATION, AN A+ RATED U.S. REINSURER WHICH IS LICENSED IN ALL FIFTY STATES, THE DISTRICT OF COLUMBIA AND ALL PROVINCES OF CANADA.

     NAC RE CORP. NEWS RELEASES, INCLUDING QUARTERLY FINANCIAL RESULTS ARE AVAILABLE ON ITS WEB SITE AT WWW.NACRE.COM.


SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements made in NAC Re's presentation that are not based on current or historical fact are forward-looking in nature including, without limitation, statements containing words "believes," "anticipates," "intends," "expects," "estimates," "predicts," and words of similar import. Such forward-looking statements involve known and unknown risks, assumptions, uncertainties, and other factors that may cause actual results, performance, or achievements of NAC Re or the industry to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements.

NAC Re has identified certain risk factors which could cause actual plans or results to differ substantially from those included in any forward-looking statements. These risk factors are discussed in NAC Re's Securities and Exchange Commission filings including, but not limited to, its most recent Forms 10-K, 10-Q, and 8-K, and all such discussions regarding risk factors are hereby incorporated by reference into this presentation. Copies of these filings are available from NAC Re or directly from the SEC.